ESCROW AGREEMENT AND JOINT ESCROW INSTRUCTIONS

                                                  Dated:  As of January 22, 2002
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154-0037
Attention:  Michael D. Beck, Esq.

Dear Sirs:

         Booth Creek Ski Group, Inc., a Delaware corporation (the "Corporation") and Brian J. Pope (the "Executive") hereby appoint Loeb & Loeb LLP, a New York limited liability partnership ("Escrow Agent" or "you") as escrow agent to hold, safeguard and disburse the Escrow Shares (as defined in Paragraph 1, below), and to perform the duties and procedures to be performed by it as set forth in and pursuant to the provisions of this Escrow Agreement and Joint Escrow
Instructions (the "Escrow Agreement"). Escrow Agent hereby accepts such appointment. You are hereby authorized and directed to hold the Escrow Shares and all documents delivered to you pursuant to the terms of that certain restricted stock agreement (the "Restricted Stock Agreement") between the Corporation and the Executive, a copy of which is appended to this Escrow Agreement as Exhibit A, and in accordance with the instructions contained herein. Capitalized terms used herein but not otherwise defined will have the meanings ascribed to them in the Restricted Stock Agreement.

         1. In connection with the grant by the Corporation to the Executive of the shares of Restricted Stock as set forth in the Restricted Stock Agreement, the Corporation has delivered to you simultaneously with its execution hereof, certificates representing the number of shares issued or to be issued by the Corporation to Executive pursuant to the Restricted Stock Agreement, which certificates have been duly executed by officers of the Corporation, and the Executive has delivered to you simultaneously with his execution hereof, stock powers, duly executed in blank, with respect to such shares. Executive and the Corporation hereby irrevocably authorize and direct you to take custody of such share certificates and stock powers, as provided in Section 3 of the Restricted Stock Agreement, and with respect to any additions and substitutions to said shares as set forth therein. (Shares issued to Executive under the Restricted Stock Agreement and held by you in escrow in accordance herewith are hereinafter referred to as the "Escrow Shares".)

         2. Executive irrevocably authorizes the Corporation to deposit with you any and all certificates evidencing the Escrow Shares. Executive does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of the escrow to execute with respect to the Escrow Shares all documents necessary or appropriate to make such Escrow Shares negotiable and to complete any transaction herein contemplated.

         3. Except as otherwise provided herein, none of the certificates representing the Escrow Shares deposited with you hereunder shall be released to the Executive prior to the respective vesting date therefor. Subject to the provisions of this paragraph, upon the vesting of the Escrow Shares (i.e., when they are no longer forfeitable other than for forfeiture due to the termination of Executive under circumstances described in Section 5(b) of the Restricted Stock Agreement) pursuant to Section 5(a) of the Restricted Stock Agreement, you will release the certificates representing the Escrow Shares from escrow and deliver the certificates to the Executive. Upon the termination of Executive's employment with the Corporation, any Escrow Shares then remaining in escrow shall be promptly returned to the Corporation for cancellation. For this purpose, employment includes employment with an affiliate of the Corporation, and a transfer from the Corporation to an affiliate or visa versa, or from one affiliate to another, is not a termination of employment.

         4. If at the time of termination of the escrow you should have in your possession any documents, securities, or other property belonging to Executive, you shall deliver all of same to Executive and shall be discharged of all further obligations hereunder.

         5. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         6. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall be entitled to employ such legal counsel and other experts as you may deem necessary to advise you properly in connection with your obligations hereunder, you may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The fees of, and the expenses incurred by you, if any, in connection with carrying out your duties hereunder shall be paid by the Corporation. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Executive while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith. Executive acknowledges that you act as legal counsel for the Corporation and Executive agrees that in the event of a dispute hereunder, you may continue to act as legal counsel to the Corporation in general and in connection with this Agreement.

         7. You are hereby expressly authorized to disregard any and all orders or demands given unilaterally by the Corporation or the Executive or by any other person or corporation, excepting only orders or process of courts of law, and you are hereby expressly authorized to comply with and obey orders, judgments or decrees of any such court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, not-withstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Restricted Stock Agreement or any documents or papers deposited or called for hereunder. You shall not be liable for relinquishing of any rights under the Statute of Limitations with respect to this Escrow Agreement or any documents deposited with you.

         8. Your responsibilities as Escrow Agent hereunder shall terminate if you resign after giving written notice thereof to each party, or by mutual agreement in writing of the Corporation and the Executive. In the event of any such termination, the Corporation shall appoint a successor Escrow Agent and you agree to continue to hold all documents then in your possession pursuant to this Escrow Agreement until such successor is appointed or in accordance with Section 10 hereof.

         9. If you reasonably require other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         10. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrow Shares held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said Escrow Shares until such disputes shall have been settled either by mutual written agreement of the Corporation and the Executive or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         11. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

CORPORATION                    Booth Creek Ski Group, Inc.
                               1000 S. Frontage Road West
                               Suite 100
                               Vail, Colorado  81657
                               Attention:  President and Chief Operating Officer

EXECUTIVE                      with a copy to the Company at the same address,
                               Attention:  General Counsel

                               Brian J. Pope
                               --------------
                               --------------

                               Loeb & Loeb LLP
ESCROW AGENT:                  345 Park Avenue
                               New York, New York  10154
                               Attn:  Michael D. Beck, Esq.

         12. The parties hereunder (other than the Escrow Agent), jointly and severally, agree to indemnify, defend and hold the Escrow Agent, and all of its partners, associates, officers, directors, members, managers and other employees, harmless from and against any and all claims, losses, damages, liabilities and expenses, including reasonable attorneys' fees (either paid to retained attorneys or representing the fair value of legal services rendered by the Escrow Agent itself), incurred as a result of the Escrow Agent's acceptance of appointment as Escrow Agent or its performance hereunder; provided any such performance by Escrow Agent is not taken in willful disregard of the terms of this Escrow Agreement or involves gross negligence. The obligations of the parties hereto to the Escrow Agent under this paragraph shall survive the termination of this Agreement.

         13. In the event that for any reason the Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions, claims or demands from any party hereto which, in its opinion or otherwise, conflict with any of the provisions of this Agreement, it shall be entitled, but not obligated, upon written notice to the parties hereto, to deposit any or all of the Escrowed Shares, this Escrow Agreement and the Restricted Stock Agreement (the "Escrowed Documents") with the Supreme Court of the State of New York, New York County (the "Court") in connection with an action in the nature of interpleader. Upon deposit of any or all of the Escrowed Documents in the Court, Escrow Agent shall be relieved and discharged of all obligations hereunder with respect to the Escrowed Documents so deposited with the Court.

         14. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

                                                  Very truly yours,

                                                  CORPORATION
                                                  Booth Creek Ski Group, Inc.


                                                  By: / s / Christopher P. Ryman
                                                  ------------------------------
                                                  Name: Christopher P. Ryman
                                                  Title:   President

                                                  EXECUTIVE:
                                                  / s / Brian J. Pope
                                                  -------------------
                                                  Brian J. Pope

By signing below in acceptance of this Escrow Agreement, you become a party hereto only for the purpose of said Escrow Agreement, but you do not become a party to the Restricted Stock Agreement.

Accepted and Agreed to:
ESCROW AGENT:
Loeb & Loeb LLP


By:/ s / Michael D. Beck
------------------------
   Michael D. Beck

                                    Exhibit A

                           Restricted Stock Agreement